UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-155375	27-1347616
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

One Parker Plaza 400 Kelby Street, 9th Floor Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 867-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2013, Pioneer Power Solutions, Inc. (the “Company”) and the Company’s wholly-owned subsidiaries, entered into agreements that consolidated its bank lending arrangements in the United States and Canada with the Bank of Montreal.

United States Credit Facilities

In the United States, the Company’s wholly-owned subsidiaries, Pioneer Critical Power Inc. (“PCP”) and Jefferson Electric, Inc. (“Jefferson”), entered into a credit agreement (the “Credit Agreement”) with Bank of Montreal, Chicago Branch (the “Bank”), pursuant to which the Bank will make certain credit facilities available to the Company. The new credit facilities provided for in the Credit Agreement (the “Credit Facilities”) consist of:

•	a $10.0 million demand revolving credit facility that is to be used to, among other things, pay off all amounts outstanding under the Loan and Security Agreement, dated as of January 2, 2008, by and between Jefferson and Johnson Bank, as amended (the “Johnson Bank Loan Agreement”) and finance ongoing operations; and

•	a $6.0 million term loan facility with principal repayments becoming due on a five year amortization schedule that is to be used to finance certain permitted acquisitions by the Company and its subsidiaries.

The Company’s obligations under the Credit Agreement are guaranteed by PCP and Jefferson.

The Credit Facilities provided for in the Credit Agreement require the Company to comply with various financial covenants, including (a) maintaining a minimum fixed charge coverage ratio of (i) 1.25 for fiscal quarters ending June 30, 2013 to December 31, 2013, and (ii) 1.35 for fiscal quarters ending on or after March 31, 2014, (b) limiting funded debt to less than 50% of capitalization, and (c) maintaining a maximum funded debt to adjusted EBITDA ratio of (i) 5.25 for fiscal quarters ending June 30, 2013 to December 31, 2013, (ii) 5.00 for the fiscal quarter ending March 31, 2014, (iii) 4.50 for the fiscal quarter ending June 30, 2014, (iv) 4.00 for the fiscal quarter ending September 30, 2014, and (v) 3.75 for fiscal quarters ending on or after December 31, 2014. The Credit Facilities also restrict the ability of the Company and its U.S. subsidiaries to incur indebtedness, create or incur liens, make investments, make distributions or dividends and enter into merger agreements or agreements for the sale of any or all assets.

Borrowings under the demand revolving credit facility bear interest, at the Company’s option, at the Bank’s prime rate plus 1.00% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.25% per annum on Eurodollar loans.  Borrowings under the term loan facility bear interest, at the Company’s option, at the Bank’s prime rate plus 1.25% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.50% per annum on Eurodollar loans. In addition, the term loan facility is subject to a standby fee from June 28, 2013 to December 28, 2013, which is calculated monthly, using the unused portion of the facility, at a rate of 0.625% per annum.

Amounts outstanding under the demand revolving credit facility are payable on demand. In addition, repayment of amounts outstanding under the Credit Facilities may be accelerated upon an event of default. Events of default include failure to pay principal and interest when due, breach of covenants or agreements related to the collateral, the occurrence of defaults under any of the documents or agreements entered into in connection with the Credit Agreement (with notice and cure periods as applicable), representations and warranties being materially incorrect, cross-default to any of the documents or agreements entered into in connection with the Credit Agreement or the termination or voiding of any such documents or agreements, failure of the Security Agreement and the related documents to create a valid security interest in the collateral, payment by the Company or any of its U.S. subsidiaries of any indebtedness subordinated to the indebtedness outstanding under the Credit Agreement, cross-default to material obligations or indebtedness of the Company, a judgment against the Company of greater than $500,000, any of the Company or its subsidiaries failing to pay obligations of greater than $500,000 due to any ERISA plans, a change in control of the Company, the bankruptcy or insolvency of any of the Company or its subsidiaries or the occurrence of a fact or circumstance that would result in a material adverse effect.

In connection with the Credit Agreement, the Company, PCP, Jefferson and the Bank entered into a security agreement, dated June 28, 2013 (the “Security Agreement”), pursuant to which the Company, PCP and Jefferson granted a security interest in substantially all of their assets, including 65% of the shares of PECI held by the Company, to secure the obligations of the Company for borrowed money under the Credit Agreement. The Security Agreement contains terms and conditions typical for the granting of security interests of this kind.

On June 28, 2013, immediately following the Company entering into the Credit Agreement, the Company borrowed funds of approximately $4.9 million under the $10.0 million demand revolving credit facility to pay off in full all of Jefferson’s outstanding obligations under the Johnson Bank Loan Agreement, which terminated the Johnson Bank Loan Agreement. The Johnson Bank Loan Agreement consisted of a revolving credit facility with a borrowing base limit of $6.0 million, which was subject to variable interest rates tied to Jefferson meeting certain debt service coverage ratio requirements. The Johnson Bank Loan Agreement required Jefferson to comply with certain financial covenants, including a requirement to exceed minimum quarterly targets for tangible net worth and maintain a minimum debt service coverage ratio. The Johnson Bank Loan Agreement also restricted Jefferson’s ability to pay dividends or make distributions, advances or other transfers of assets. Borrowings under the Johnson Bank Loan Agreement were collateralized by substantially all the assets of Jefferson and were guaranteed by an officer of Jefferson.

Canadian Credit Facilities

On June 28, 2013, Pioneer Electrogroup Canada Inc., a wholly-owned subsidiary of the Company (“PECI”) and its subsidiaries Pioneer Transformers Ltd. (“PTL”) and Bemag Transformer Inc. (“Bemag” and together with PECI and PTL, the “Borrowers”), entered into an Amended and Restated Letter Loan Agreement (the “A&R Loan Agreement”) with Bank of Montreal (the “Canadian Bank”) that amended and restated the Letter Loan Agreement by and among PECI, PTL, Bemag and the Canadian Bank, dated June 28, 2011, as amended (the “2011 Loan Agreement”). The A&R Loan Agreement is identical to the 2011 Loan Agreement in all material respects, including the maturity dates of the term loan facilities under the 2011 Loan Agreement, except that:

•	the Borrowers have an additional six months to borrow any amounts not already drawn from the $10.0 million Canadian Dollar term loan facility; and

•	in addition to being cross guaranteed by the Borrowers, the Borrowers’ obligations under the A&R Loan Agreement are being guaranteed by the Company pursuant to the Guaranty Agreement (the “Guaranty Agreement”).

Copies of the Credit Agreement, the Security Agreement, the A&R Loan Agreement and the Guaranty Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference. The foregoing descriptions of the Credit Agreement, the Security Agreement, the A&R Loan Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement, the Security Agreement, the A&R Loan Agreement and the Guaranty Agreement, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of June 28, 2013, by and among Pioneer Power Solutions, Inc., as borrower, Pioneer Critical Power Inc. and Jefferson Electric, Inc., as guarantors, and Bank of Montreal, Chicago Branch, as lender.

10.2	Security Agreement, dated as of June 28, 2013, by and among Pioneer Power Solutions, Inc., Pioneer Critical Power Inc. and Jefferson Electric, Inc. and Bank of Montreal, Chicago Branch.

10.3	Amended and Restated Letter Loan Agreement, dated as of June 28, 2013, by and among Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd. and Bemag Transformer Inc., as borrowers, and Bank of Montreal, as lender.

10.4	Guaranty Agreement, dated as of June 28, 2013, by Pioneer Power Solutions, Inc. in favor of Bank of Montreal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, INC.

Dated: July 3, 2013	By:	/s/ Andrew Minkow
Name: Andrew Minkow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of June 28, 2013, by and among Pioneer Power Solutions, Inc., as borrower, Pioneer Critical Power Inc. and Jefferson Electric, Inc., as guarantors, and Bank of Montreal, Chicago Branch, as lender.

10.2	Security Agreement, dated as of June 28, 2013, by and among Pioneer Power Solutions, Inc., Pioneer Critical Power Inc. and Jefferson Electric, Inc. and Bank of Montreal, Chicago Branch.

10.3	Amended and Restated Letter Loan Agreement, dated as of June 28, 2013, by and among Pioneer Electrogroup Canada Inc., Pioneer Transformers Ltd. and Bemag Transformer Inc., as borrowers, and Bank of Montreal, as lender.

10.4	Guaranty Agreement, dated as of June 28, 2013, by Pioneer Power Solutions, Inc. in favor of Bank of Montreal.